USE RESTRICTION AGREEMENT

     This Use Restriction Agreement (the "Agreement") is made and entered into as of the 15th day of September, 2000 by and between Ebiz Enterprises, Inc., a Nevada corporation ("Ebiz"), and Caldera Systems, Inc., a Delaware corporation, ("Caldera Systems").

     WHEREAS, Caldera Systems has developed a marketing and distribution concept called Electronic Linux Marketplace ("ELM"); and

     WHEREAS, Ebiz and Caldera Systems have entered into a Purchase and Sale Agreement of even date herewith (the "Purchase and Sale Agreement") pursuant to which Ebiz is acquiring from Caldera Systems intellectual property and other assets comprising Caldera Systems' ELM; and

     WHEREAS, pursuant to Section 1.2 of the Purchase and Sale Agreement, Caldera Systems is investing $3,000,000 in Ebiz through the purchase of 3,000,000 shares of the common stock of Ebiz at a purchase price of $1.00 per share on the condition that the proceeds of Caldera Systems' $3,000,000 investment (the "Caldera Investment") be used solely for development of a viable ELM business in Ebiz; and

     WHEREAS, Caldera Systems and Ebiz have agreed that the Caldera Investment will be held in a separate account from which Ebiz may withdraw funds solely for the purpose of developing and implementing ELM.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Purchase and Sale Agreement, the parties hereto agree as follows:

1.   ESTABLISHMENT OF ACCOUNT

     On or before the Closing Date (as defined in the Purchase and Sale Agreement), Ebiz shall open and establish an interest-bearing checking account (the "Account") at CitiBank (the "Bank"). The Account shall be established in the name of Ebiz and shall be owned by Ebiz. Distributions, payments and expenditures from the Account shall be restricted, however, as provided in
Section 3 below.

1.   Deposit to Account

     Pursuant to Section 1.2 of the Purchase and Sale Agreement, Caldera Systems shall deliver by wire transfer the Caldera Investment of $3,000,000 into the Account on the Closing Date. Except with the written consent of Caldera Systems, Ebiz shall not deposit any other funds in the Account.

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3.   Disbursements From Account

     (a) Funds held in the Account shall be applied by Ebiz solely for the purpose of funding the development, implementation and operation of ELM as a viable business operation of Ebiz and shall be used for no other purpose. Notwithstanding the foregoing, all interest earned on funds in the Account shall belong to and may be withdrawn by Ebiz in its sole discretion.

     (b) To assure compliance with Section 3(a) above, no distribution, disbursements or payments from the Account shall be made except for those budgeted items and amounts that have been pre-approved in writing by Caldera Systems, acting through a designated representative of Caldera Systems (the
"Caldera Representative"), as provided in Sections 3(d) below. The initial Caldera Representative shall be _____________________. Caldera Systems shall have the right to remove and replace any Caldera Representative and to designate one or more other persons as the Caldera Representative at any time upon written notice to Ebiz

     (c) Within five (5) business days after the Closing Date (as defined in the Purchase and Sale Agreement), Ebiz shall provide Caldera Systems with an initial budget (the "Initial Budget") of the costs and expenses it expects to incur during the remainder of September 2000 and all of October 2000 in developing, implementing and operating ELM as a viable business operation of Ebiz. By
October 10, 2000 and by the tenth day of each of the successive four months thereafter, Ebiz shall provide Caldera Systems with a one- month budget (a "One-Month Budget") of the costs and expenses it expects to incur during the next calendar month in developing, implementing and operating ELM as a viable business operation of Ebiz. By the tenth day of March 2001 and by the tenth day of each successive third month thereafter, Ebiz shall provide Caldera Systems with a three-month rolling budget (a "Rolling Quarterly Budget") of the costs and expenses it expects to incur during the next calendar quarter in developing, implementing and operating ELM as a viable business operation of Ebiz. The Initial Budget and each One-Month Budget and Rolling Quarterly Budget shall describe in reasonable detail the full nature and extent of the proposed activities, costs and expenses for the applicable budget period, and the relationship of the proposed payments to the development, implementation and operation of ELM. In no event shall the Initial Budget be for an amount in excess of $400,000. In no event shall any One-Month Budget be for an amount in excess of $200,000. In no event shall any Rolling Quarterly Budget be for an amount in excess of $600,000.

     (d) As soon as reasonably practicable following receipt of the Initial Budget and each One-Month Budget and Rolling Quarterly Budget, Caldera Systems shall either (i) consent to the proposed budget and cause a Caldera Representative to submit written approval of the proposed budget to Ebiz, or
(ii) request from Ebiz such additional information regarding the proposed budget as Caldera Systems determines in good faith is necessary to verify that the items in the proposed budget are for valid purposes in developing, implementing and operating ELM as a viable business operation of Ebiz. If Caldera Systems requests such additional information, Caldera Systems may withhold its consent and written approval to the proposed budget until such additional information, satisfactory to Caldera Systems acting in good faith, is provided by Ebiz. Caldera Systems shall not unreasonably withhold or delay its consent and written approval of any proposed budget. In no event shall the Initial Budget be approved by Caldera Systems for an amount in excess of $400,000. In no event shall any One-Month Budget be approved by Caldera Systems for an amount in

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excess of $200,000.  In no event shall any Rolling  Quarterly Budget be approved by Caldera Systems for an amount in excess of $600,000. No consent by Caldera Systems to any proposed budget shall operate as a waiver of any breach by Ebiz of Section 3(a) of this Agreement.

     (e) Ebiz shall provide to Caldera Systems, at the same time that it submits each rolling updated budget, a report (a "Report") describing in reasonable detail the full nature and extent of all activities undertaken in developing and implementing ELM and all disbursements, distributions or payments made from the Account during the prior budget period. Each Report shall specify in detail the activities undertaken, the purpose or purposes of the disbursements, distributions and payments, the names of the payees, the amounts paid to each such payee, the date or dates any costs or expenses were incurred, and the relationship of the disbursements, distributions and payments to the development and implementation of ELM.

4.   Transfer/Closing of Account

     Except with the prior written consent of Caldera Systems, Ebiz shall not terminate, transfer, pledge, assign, encumber or otherwise transfer or close the Account prior to the disbursement of all funds contained therein.

5.   Account Statements

     Ebiz shall provide to Caldera Systems copies of all bank statements, documentation, and correspondence with the Bank relating to the Account as soon as reasonably practicable after the receipt of such items by Ebiz. Ebiz shall take such actions as are necessary to authorize Caldera Systems to receive directly from the Bank such information regarding the Account as Caldera Systems may reasonably request.

6.   Miscellaneous

     (1) All taxes on earnings of the Account shall be payable by Ebiz and any customary bank charges with respect to the Account shall be charged against the account unless otherwise paid by Ebiz.

     (2) No amendment to this Agreement may be made without the written consent of all the parties hereto and no covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No course of dealing between or among the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder shall operate a waiver of those rights.

     (3) This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Utah, as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without giving effect to conflict of law principles. Each party hereby expressly submits itself to the exclusive, personal jurisdiction of the courts situated in the State of Utah with respect to any and all claims, demands and/or causes of action asserted or filed by any party in any way relating to, arising out of, this Agreement or the subject matter hereof.

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     (4) This  Agreement  and the Purchase  and Sale  Agreement  constitute  the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

     (5) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto whether respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (6) Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be made as provided in Section
7.9 of the Purchase and Sale Agreement. All notices and communications to the Caldera Representative shall be made to his or her attention at Caldera Systems.

     (7) If any action at law or inequity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to be reimbursed by the non-prevailing party for reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

     (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures, each of which will be deemed an original.

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     IN WITNESS  WHEREOF,  the parties  have caused  this  Agreement  to be duly executed and delivered by the proper and duly authorized officers as of the day and year first above written.


                                        Ebiz Enterprises Inc.
                                        A NEVADA CORPORATION


                                        By: /s/ Jeffrey I. Rassas
                                            ------------------------------------
                                        Its: Chief Executive Officer
                                             -----------------------------------


                                        Caldera Systems, Inc.,
                                        A DELAWARE CORPORATION


                                        By: /s/ Ransom H. Love
                                            ------------------------------------
                                        Its: Chief Executive Officer
                                             -----------------------------------

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